                                                                EXHIBIT 99.16(b)


                  PENNSYLVANIA MUNI CLASS B (08/31/90-01/91)
                        AVERAGE ANNUAL AND TOTAL RETURNS


                                                   SINCE         SINCE
                                                 INCEPTION     INCEPTION
                                                 AVG ANNUAL      TOTAL
                                                   RETURN       RETURN*
                                                 ----------    ---------
Initial Investment                               $1,000.00     $1,000.00
Divided by Net Asset Value                           10.00         10.00
                                                 ---------     ---------
Equals Shares Purchased                             100.00        100.00

Plus Shares Acquired through
  Dividend Reinvestment                               2.62          2.56
                                                 ---------     ---------
Equals Shares Held at 01/31/91                      102.62        102.56
Multiplied by Net Asset Value at 01/31/91            10.14         10.14
                                                 ---------     ---------
Equals Ending Value before deduction
  for contingent deferred sales charge            1,040.60      1,040.00

Less deferred sales charge                          (40.60)         0.00
                                                 ---------     ---------
Equals Ending Redeemable Value of a
  $1,000 Investment (ERV)                        $1,000.00     $1,040.00
                                                 ---------     ---------
Divided by $1,000 (P)                               1.0000        1.0400

Subtract 1                                          0.0000        0.0400

Expresses as a percentage equals the
  Aggregate Total Return for the Period (T)           0.00%
                                                 =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                             4.00%
                                                               =========
ERV divided by P                                    1.0000

Raise to the power of                               2.3356

Equals                                              1.0000

Subtract 1                                          0.0000

Expressed as a percentage equals the
  Average Annualized Total Return                     0.00%
                                                 =========

* Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31, 1991

                     PENNSYLVANIA MUNICIPAL BOND - CLASS B

Long term income generally based on yield to
  maturity times market value of each security              $    74,257

Plus short term income accrued for the past thirty days           6,537
                                                            -----------

Equals Total Income                                              80,795

Less expenses for the past thirty days                           (9,496)
                                                            -----------
Equals net monthly income for yield calculation                  71,298
                                                            -----------
Average shares outstanding for 30 days                        1,390,471

Times the Net Asset Value                                         10.12
                                                            -----------
Equals total dollars                                        $14,071,571
                                                            ===========

Net monthly income divided by total dollars equals          0.005066839

Add 1                                                       1.005066839

Raise to the power of 6                                     1.030788735

Subtract 1                                                  0.030788735

Times 2                                                     0.061577471

Expressed as a percentage equals the
  standardized yield for the 30 day period                         6.16%
                                                            ===========

Tax Rate                                                           0.31%

X = 1 minus Tax Rate                                               0.69%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                           8.93%
                                                            ===========